Exhibit 99.1

May 1, 2017	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Announces First-quarter 2017 Financial Results

Declares Second-quarter Dividend;
Affirms 2017 Financial Guidance

TULSA, Okla. - May 1, 2017 - ONE Gas, Inc. (NYSE: OGS) today announced its first-quarter 2017 financial results; declared its quarterly dividend; and affirmed its 2017 financial guidance.

Highlights include:

•	First-quarter 2017 net income was $76.5 million, or $1.44 per diluted share, compared with $64.7 million, or $1.22 per diluted share, in the first quarter 2016;

•	The adoption of a new share-based payment accounting standard in the first quarter 2017 resulted in a $5.2 million tax benefit, which contributed earnings of 10 cents per diluted share;

•	Actual heating degree days across the company’s service areas were 4,007 in the first quarter 2017, 24 percent warmer than normal and 12 percent warmer than the same period last year; and

•
The board of directors declared a quarterly dividend of 42 cents per share, or $1.68 per share on an annualized basis, payable on June 1, 2017, to shareholders of record at the close of business on May 15, 2017.

“In the first quarter 2017, we continued to implement our strategy of focusing on safety and reinvestment in our system,” said Pierce H. Norton II, president and chief executive officer. “Our solid results are a reflection of this strategy.”

FIRST-QUARTER 2017 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $125.1 million in the first quarter 2017, compared with $116.1 million in the first quarter 2016.

Net margin increased by $14.6 million compared with first quarter 2016, which primarily reflects:

•	A $9.8 million increase from new rates in Texas and Kansas;

•	A $2.7 million increase from the impact of weather-normalization mechanisms, which offset warmer weather in 2017 compared with the same period in 2016;

•	A $0.8 million increase attributed to net residential customer growth in Oklahoma and Texas; and

•	A $0.7 million increase due primarily to higher transportation volumes from customers in Kansas.

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ONE Gas Announces First-quarter 2017 Financial Results;
Declares Second-quarter Dividend; Affirms 2017 Financial Guidance

May 1, 2017

First-quarter 2017 operating costs were $125.1 million, compared with $121.8 million in the first quarter 2016, which primarily reflects:

•
A $2.4 million increase from the deferral of certain information technology costs incurred with the separation from ONEOK, which was approved as a regulatory asset in Oklahoma in the first quarter 2016;

•	A $1.5 million increase in outside service expenses, fleet and materials costs due to pipeline maintenance activities;

•	A $1.0 million increase in information technology expenses;

•	A $0.9 million increase in bad debt expense; offset partially by

•	A $1.9 million decrease in legal-related expenses; and

•	A $1.5 million decrease in employee-related expenses.

First-quarter 2017 depreciation and amortization expense was $37.0 million, compared with $34.7 million in the first quarter 2016, due primarily to an increase in depreciation expense from capital investments placed in service.

Capital expenditures were $70.5 million for the first quarter 2017, compared with $75.3 million in the first quarter 2016. The decrease was due primarily to the timing of expenditures for system maintenance activities and information technology systems.

The company ended the first quarter 2017 with $13.2 million of cash and cash equivalents, $85.4 million in short-term borrowings and $1.8 million in letters of credit, leaving $612.8 million of credit available under its $700 million credit facility. The total debt-to-capitalization ratio at March 31, 2017, was 40 percent.

> View earnings tables

Key Statistics: More detailed information is listed on page 11 in the tables.

•	Actual heating degree days in the Oklahoma service area were 1,392 in the first quarter 2017, 22 percent warmer than normal and 11 percent warmer than the same period last year;

•	Actual heating degree days in the Kansas service area were 1,986 in the first quarter 2017, 21 percent warmer than normal and 6 percent warmer than the same period last year;

•	Actual heating degree days in the Texas service area were 629 in the first quarter 2017, 38 percent warmer than normal and 27 percent warmer than the same period last year;

•	Residential natural gas sales volumes were 50.1 billion cubic feet (Bcf) in the first quarter 2017, down 3 percent compared with the same period last year;

•	Total natural gas sales volumes were 64.9 Bcf in the first quarter 2017, down 3 percent compared with the same period last year;

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ONE Gas Announces First-quarter 2017 Financial Results;
Declares Second-quarter Dividend; Affirms 2017 Financial Guidance

May 1, 2017

•	Natural gas transportation volumes were 61.1 Bcf in the first quarter 2017, up 3 percent compared with the same period last year; and

•	Total natural gas volumes delivered were 126.0 Bcf in the first quarter 2017, relatively unchanged compared with the same period last year.

REGULATORY ACTIVITY

Oklahoma

In March 2017, Oklahoma Natural Gas filed its first annual Performance-Based Rate Change (PBRC) following the general rate case that was approved in January 2016. This filing was based on a calendar test year of 2016. The PBRC filing demonstrates that Oklahoma Natural Gas is earning within the allowed range of a 9.0 to 10.0 percent return on equity; therefore, Oklahoma Natural Gas is not seeking a modification in base rates.

The filing also requests an energy efficiency program true-up and a utility incentive adjustment of approximately $1.9 million. As required, PBRC filings are made annually in March, until the next general rate case, which is currently required to be filed on or before June 30, 2021, based on a calendar test year of 2020.

Kansas

Kansas Gas Service is expected to file a request for interim rate relief under the Gas System Reliability Surcharge (GSRS) rider in the third quarter 2017, with new rates effective January 2018. GSRS is a capital-recovery mechanism that allows for a rate adjustment providing recovery of and a return on incremental safety-related and government-mandated capital investments made between rate cases.

Texas

Central Texas Service Area:

In March 2017, Texas Gas Service made filings under the Gas Reliability Infrastructure Program (GRIP) for the incorporated and environs customers of the consolidated Central Texas Service Area for $4.9 million. If approved, new rates are expected to become effective in June 2017.

West Texas Service Area:

In March 2017, Texas Gas Service made filings under the GRIP for all customers in the West Texas Service Area for $4.5 million. If approved, new rates are expected to become effective in July 2017.

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ONE Gas Announces First-quarter 2017 Financial Results;
Declares Second-quarter Dividend; Affirms 2017 Financial Guidance

May 1, 2017

2017 FINANCIAL GUIDANCE AFFIRMED

ONE Gas affirmed its 2017 financial guidance, with net income expected to be in the range of $152 million to $162 million, or approximately $2.87 to $3.07 per diluted share.

Capital expenditures are expected to be $350 million in 2017. More than 70 percent of these expenditures are targeted for system integrity and replacement projects.

Rate base in 2017 is expected to average $3.1 billion, with 41 percent in Oklahoma, 32 percent in Kansas and 27 percent in Texas. ONE Gas expects to achieve an 8.1 percent return on equity in 2017, which is calculated consistent with utility ratemaking in each jurisdiction.

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will conduct a conference call on Tues., May 2, 2017, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 877-719-9810, pass code 9702648, or log on to www.onegas.com.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 9702648.

LINK TO EARNINGS TABLES

http://www.onegas.com/~/media/OGS/Earnings/2017/Q1_17_OGS-ndDS2qa96SR1f1.ashx
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ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.
ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.
Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.
For more information, visit the website at http://www.ONEGas.com.
Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements

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ONE Gas Announces First-quarter 2017 Financial Results;
Declares Second-quarter Dividend; Affirms 2017 Financial Guidance

May 1, 2017

relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.
Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.
One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;

•	conservation efforts of our customers;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•
our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply, and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;

•	the mechanical integrity of facilities operated;

•	operational hazards and unforeseen operational interruptions;

•	adverse labor relations;

•	the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies;

•	our ability to generate sufficient cash flows to meet all our cash needs;

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to recover the costs of natural gas purchased for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of LDC franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due;

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ONE Gas Announces First-quarter 2017 Financial Results;
Declares Second-quarter Dividend; Affirms 2017 Financial Guidance

May 1, 2017

•	changes in existing or the addition of new environmental, safety, tax and other laws, rules and regulations to which we and our subsidiaries are subject;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	advances in technology;

•	population growth rates and changes in the demographic patterns of the markets we serve;

•	acts of nature and the potential effects of threatened or actual terrorism, including war;

•	cyber attacks or other breaches of technology systems or information, affecting us, our customers or vendors;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the outcomes, timing and effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries;

•	changes in accounting standards;

•	changes in corporate governance standards;

•	discovery of material weaknesses in our internal controls;

•	our ability to comply with all covenants in our indentures and the ONE Gas Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;

•	our ability to attract and retain talented employees, management and directors;

•	declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans;

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•
the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement with ONEOK; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
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ONE Gas Announces First-quarter 2017 Financial Results;
Declares Second-quarter Dividend; Affirms 2017 Financial Guidance

May 1, 2017

ONE Gas, Inc.
STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2017	2016
	(Thousands of dollars, except per share amounts)
Revenues	$550,408	$508,364
Cost of natural gas	263,154	235,729
Net margin	287,254	272,635
Operating expenses
Operations and maintenance	109,357	106,131
Depreciation and amortization	37,019	34,684
General taxes	15,746	15,747
Total operating expenses	162,122	156,562
Operating income	125,132	116,073
Other income	1,246	18
Other expense	(340)	(455)
Interest expense, net	(11,481)	(10,847)
Income before income taxes	114,557	104,789
Income taxes	(38,101)	(40,046)
Net income	$76,456	$64,743

Earnings per share
Basic	$1.45	$1.23
Diluted	$1.44	$1.22

Average shares (thousands)
Basic	52,576	52,519
Diluted	53,056	53,107
Dividends declared per share of stock	$0.42	$0.35

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ONE Gas Announces First-quarter 2017 Financial Results;
Declares Second-quarter Dividend; Affirms 2017 Financial Guidance

May 1, 2017

ONE Gas, Inc.
BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2017	2016
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$5,468,277	$5,404,168
Accumulated depreciation and amortization	1,694,389	1,672,548
Net property, plant and equipment	3,773,888	3,731,620
Current assets
Cash and cash equivalents	13,206	14,663
Accounts receivable, net	249,155	290,944
Materials and supplies	34,288	34,084
Natural gas in storage	91,231	125,432
Regulatory assets	74,636	83,146
Other current assets	18,616	20,654
Total current assets	481,132	568,923
Goodwill and other assets
Regulatory assets	430,338	440,522
Goodwill	157,953	157,953
Other assets	46,563	43,773
Total goodwill and other assets	634,854	642,248
Total assets	$4,889,874	$4,942,791

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ONE Gas Announces First-quarter 2017 Financial Results;
Declares Second-quarter Dividend; Affirms 2017 Financial Guidance

May 1, 2017

ONE Gas, Inc.
BALANCE SHEETS
(Continued)
	March 31,	December 31,
(Unaudited)	2017	2016
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued 52,598,005 shares and outstanding 52,431,914 shares at March 31, 2017; issued 52,598,005 and outstanding 52,283,260 shares at December 31, 2016	$526	$526
Paid-in capital	1,732,335	1,749,574
Retained earnings	226,195	161,021
Accumulated other comprehensive income (loss)	(4,586)	(4,715)
Treasury stock, at cost: 166,091 shares at March 31, 2017 and 314,745 shares at December 31, 2016	(9,892)	(18,126)
Total equity	1,944,578	1,888,280
Long-term debt, excluding current maturities, and net of issuance costs of $8,648 and $8,851, respectively	1,192,647	1,192,446
Total equity and long-term debt	3,137,225	3,080,726
Current liabilities
Notes payable	85,400	145,000
Accounts payable	76,142	131,988
Accrued interest	7,667	18,854
Accrued taxes other than income	37,431	42,571
Accrued liabilities	12,474	22,931
Customer deposits	61,945	61,209
Other current liabilities	26,884	21,380
Total current liabilities	307,943	443,933
Deferred credits and other liabilities
Deferred income taxes	1,065,096	1,038,568
Employee benefit obligations	300,535	303,507
Other deferred credits	79,075	76,057
Total deferred credits and other liabilities	1,444,706	1,418,132
Commitments and contingencies
Total liabilities and equity	$4,889,874	$4,942,791

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ONE Gas Announces First-quarter 2017 Financial Results;
Declares Second-quarter Dividend; Affirms 2017 Financial Guidance

May 1, 2017

ONE Gas, Inc.
STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2017	2016
	(Thousands of dollars)
Operating activities
Net income	$76,456	$64,743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,019	34,684
Deferred income taxes	37,461	16,113
Share-based compensation expense	2,421	4,101
Provision for doubtful accounts	2,281	1,384
Changes in assets and liabilities:
Accounts receivable	39,508	19,801
Materials and supplies	(204)	3,617
Income tax receivable	1,397	38,877
Natural gas in storage	34,201	61,600
Asset removal costs	(10,387)	(14,171)
Accounts payable	(53,957)	(40,060)
Accrued interest	(11,187)	(11,219)
Accrued taxes other than income	(5,140)	535
Accrued liabilities	(10,457)	(16,470)
Customer deposits	736	2,098
Regulatory assets and liabilities	18,641	(593)
Other assets and liabilities	3,447	23,848
Cash provided by operating activities	162,236	188,888
Investing activities
Capital expenditures	(70,471)	(75,261)
Other	61	392
Cash used in investing activities	(70,410)	(74,869)
Financing activities
Repayments of notes payable, net	(59,600)	(12,500)
Repurchase of common stock	(2,469)	(24,066)
Dividends paid	(22,034)	(18,380)
Tax withholdings related to net share settlements of stock compensation	(9,180)	(8,849)
Cash used in financing activities	(93,283)	(63,795)
Change in cash and cash equivalents	(1,457)	50,224
Cash and cash equivalents at beginning of period	14,663	2,433
Cash and cash equivalents at end of period	$13,206	$52,657

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ONE Gas Announces First-quarter 2017 Financial Results;
Declares Second-quarter Dividend; Affirms 2017 Financial Guidance

May 1, 2017

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2017	2016
	(Millions of dollars, except as noted)
Financial
Net margin	$287.2	$272.6
Operating costs	$125.1	$121.8
Depreciation and amortization	$37.0	$34.7
Operating income	$125.1	$116.1
Capital expenditures	$70.5	$75.3

Net margin on natural gas sales	$249.1	$235.7
Transportation revenues	$30.2	$29.8
Net margin, excluding other revenues	$279.3	$265.5

Volumes (Bcf)
Natural gas sales
Residential	50.1	51.7
Commercial and industrial	14.2	14.5
Wholesale and public authority	0.7	0.9
Total volumes sold	64.9	67.1
Transportation	61.1	59.2
Total volumes delivered	126.0	126.3

Average number of customers (in thousands)
Residential	2,003	1,990
Commercial and industrial	162	160
Wholesale and public authority	3	3
Transportation	12	12
Total customers	2,180	2,165

Heating Degree Days
Actual degree days	4,007	4,550
Normal degree days	5,287	5,271
Percent colder (warmer) than normal weather	(24.2)%	(13.7)%

Statistics by State
Oklahoma
Average number of customers (in thousands)	878	872
Actual degree days	1,392	1,565
Normal degree days	1,775	1,775
Percent colder (warmer) than normal weather	(21.6)%	(11.8)%

Kansas
Average number of customers (in thousands)	645	643
Actual degree days	1,986	2,120
Normal degree days	2,503	2,502
Percent colder (warmer) than normal weather	(20.7)%	(15.3)%

Texas
Average number of customers (in thousands)	657	650
Actual degree days	629	865
Normal degree days	1,009	994
Percent colder (warmer) than normal weather	(37.7)%	(13.0)%